UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-53930	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of principal executive offices)		(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in Current Report on Form 8-K dated February 19, 2010, Mr. Frederick A. Henderson, formerly the Chief Executive Officer and a director of General Motors Company (the “Company”), and General Motors Holdings LLC, a subsidiary of the Company, entered into an agreement to engage his services as a consultant on a month-to-month basis pursuant to the following material terms:

•	The agreement would expire on December 31, 2010 unless terminated earlier by either party;

•

Mr. Henderson agreed to provide an estimated 20 hours consulting per month on international operations and participate in one meeting per month with the President, International Operations or his designated representative;

•	Mr. Henderson would receive a fee of $59,090 payable monthly and reimbursement of reasonable expenses.

•

During the period of the consulting agreement Mr. Henderson would not engage in or perform any services for any business which designs, manufactures, develops, promotes, or sells any automobiles or trucks, in competition with or for competitors of the Company or any of its affiliates.

The agreement was terminated as of September 30, 2010, pursuant to notice duly given by Mr. Henderson on September 5, 2010 that he intended to join Sunoco Corporation as senior vice president in charge of SunCoke Energy operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY
(Registrant)

Date: October 6, 2010	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer

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